UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2012

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200

Austin, TX 78738

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 25, 2012, American Campus Communities, Inc. (the “Company”) and American Campus Communities Operating Partnership LP (the “Operating Partnership” and, together with the Company, “ACC”) substantially completed its due diligence investigation relating to the acquisition of 19 select student housing properties with 12,049 beds, including 366 beds at an additional phase currently under development at an existing property, pursuant to a Purchase and Sale Agreement, dated as of September 4, 2012 (the “Master Agreement”), as amended, between the Operating Partnership and affiliates of Kayne Anderson Capital Advisors, L.P. (“Sellers”), and a separate purchase agreement related to the acquisition of the development property (together with the Master Agreement, the “Purchase Agreement”). Pursuant to the Purchase Agreement, ACC will acquire the properties for an aggregate of $862.8 million. The acquisition consideration consists of the assumption of approximately $396.2 million of outstanding mortgage debt and $466.6 million in cash. The mortgage debt to be assumed currently has a weighted average interest rate of 5.28% per annum and weighted average term to maturity of 8.3 years.

The Operating Partnership and Sellers have made customary representations, warranties and covenants in the Purchase Agreement. The Purchase Agreement provides that either the Operating Partnership or Sellers may terminate the Purchase Agreement if the closing has not occurred by December 31, 2012 (provided that this right will not be available to a party if the failure of the closing to occur on or before this date was primarily due to the failure of such party to perform any of its obligations under the Purchase Agreement). The Purchase Agreement also contains certain termination rights for the Operating Partnership and Sellers, including without limitation the ability of the Operating Partnership to terminate the Purchase Agreement if Sellers breach the non-solicitation provisions of the Purchase Agreement. In connection with the termination of the Purchase Agreement for such reason, Sellers will be required to pay the Operating Partnership a termination fee of $20.0 million. In addition, if the Operating Partnership breaches the Purchase Agreement under specified circumstances, the Operating Partnership may be required to forfeit an earnest money deposit of $20.0 million. Both parties may enforce the purchase agreement by specific performance, in addition to any other remedy, although under no circumstance will either party be entitled to any damages, including, with respect to Sellers, the receipt of the $20.0 million earnest money deposit, if the remedy of specific performance is awarded to such party.

The acquisition of the existing properties, which is expected to close during the fourth quarter of 2012, is subject to certain closing conditions, including, among other things, (a) obtaining certain lender consents, and (b) the accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards. The acquisition of the development property, which is expected to close during the third quarter of 2013, is further subject to satisfactory completion of such property. After the acquisition of the existing properties, ACC will be the leasing and management agent for the development property. ACC is not aware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Purchase Agreement or the closing of the transactions contemplated thereby.

For additional information, reference is made to the Master Agreement, which is incorporated by reference herein as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the Master Agreement.

In addition to historical information, this report contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which ACC operates, management’s beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

ACC’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties related to the proposed transactions (including but not limited to (i) the occurrence of any effect, event, development or change that could give rise to the termination of the Purchase Agreement, (ii) the inability to complete the proposed transactions, (iii) the failure of any party to satisfy the conditions to the closing of the transactions and (iv) the failure of ACC to obtain the necessary lender consents). These forward-looking statements are made as of the date of this report, and ACC undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

This report does not constitute an offer of any securities for sale.

Item 7.01	Other Events.

On October 25, 2012, the Company issued a press release announcing that it had substantially completed its due diligence investigation relating to the transactions contemplated by the Purchase Agreement. A copy of this press release is being furnished as Exhibit 99.1.

Such information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2012	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Title

1.1	Purchase and Sale Agreement, dated as of September 4, 2012, between American Campus Communities Operating Partnership LP and the persons named therein as Sellers

1.2	Amendment to Purchase and Sale Agreement, dated as of October 24, 2012, between American Campus Communities Operating Partnership LP and the persons named therein as Sellers

99.1	Press Release, dated October 25, 2012